Exhibit 99.1

Contact:	John L. Morgan
763-520-8500

FOR IMMEDIATE RELEASE

WINMARK CORPORATION ANNOUNCES ADDITIONAL INVESTMENT IN
ARCHIVER’S RETAIL CHAIN

Minneapolis, MN (March 10, 2004)  —  Winmark Corporation (Nasdaq: WINA) announced today that it has made an additional $1.5 million equity investment in the “Archiver’s” retail chain (www.archiversonline.com). After the investment, Winmark owns approximately 19% of the outstanding stock of the parent company of Archiver’s, Tomsten, Inc.

John L. Morgan, Chairman and Chief Executive Officer, stated, “Archiver’s continues to expand and perform to our expectations.  We are pleased with their progress.”

Winmark Corporation develops franchises, provides business services and operates value-oriented retail concepts for stores that buy, sell, trade and consign used and new merchandise.  At December 27, 2003, there were 812 franchise and retail stores in operation under the Company’s brands and an additional 25 franchises awarded but not open.  Of the stores in operation, there were 449 Play It Again Sports®, 212 Once Upon A Child®, 107 Plato’s Closet® and 44 Music Go Round® stores.